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                                                                  EXHIBIT 5.1


              [LETTERHEAD] OF DAVIS, GRAHAM & STUBBS LLP APPEARS HERE]

                                    April 10, 1997



Ultimate Electronics, Inc.
321-A West 84th Avenue
Thornton, CO 80221

   Re: Registration of up to 1,000,000 shares of common stock pursuant to a Registration Statement on Form S-4.

Ladies and Gentlemen:

   We are providing this opinion in connection with the registration by Ultimate Electronics, Inc. (the "Company") of up to 1,000,000 shares of its common stock, $.01 par value (the "Shares"), to be issued in connection with the Merger (the "Merger") of Audio King Corporation, a Minnesota corporation, with and into a wholly owned subsidiary of the Company as described in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 of the Company, as filed with the Securities and Exchange Commission on April 11, 1997. In such connection, we have examined certain corporate records and proceedings of the Company, including actions taken by the Company in respect of the authorization and issuance of the Shares, and such other matters as we deemed appropriate.

   The following opinion is limited solely to applicable federal law of the United States of America, the laws of the state of Colorado and the General Corporation Law of the State of Delaware. While we are not licensed in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the opinion expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.


   Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as contemplated pursuant to the Merger Agreement as described in the Registration Statement, will be legally issued, fully paid and non-assessable.


   We hereby consent to the reference to this firm under the heading "Legal Matters" in the Registration Statement, and in the Proxy Statement/Prospectus constituting a part thereof, as the counsel who will pass upon the validity of the Shares. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Securities and Exchange Commission thereunder.



                                               Very truly yours,

                                               /s/ Davis, Graham & Stubbs LLP

                                               DAVIS, GRAHAM & STUBBS LLP